Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Alloy, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 2, 2007, relating to the consolidated financial statements, the effectiveness of Alloy, Inc.’s internal control over financial reporting and schedule of Alloy, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2007.

BDO Seidman, LLP

New York, New York

June 26, 2007

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